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                         [LOGO OF ONEOK APPEARS HERE]

LARRY W. BRUMMETT
Chairman and Chief Executive Officer

ANNUAL MEETING -- JANUARY 21, 1999

December 16, 1998

Dear Shareholder:

As you know by now, our upcoming annual meeting of stockholders is to be held in the auditorium at our corporate office, 100 West Fifth Street, Tulsa, Oklahoma 74103 on January 21, 1999, at 10 a.m. Our Proxy Statement for this meeting was mailed to you on November 30, 1998.

The purpose of this letter is to supplement the information contained in the latest Proxy Statement. On December 14, 1998, ONEOK, Inc.'s Board of Directors approved a proposed acquisition of Southwest Gas Corporation in Las Vegas, Nevada. This transaction will substantially increase ONEOK's current customer base and will afford ONEOK growth opportunities in Nevada, Arizona, and California. The Board of Directors and management of ONEOK believe that this transaction is an important part of our strategy designed to position ONEOK as a leader in the diversified energy fields.

This Supplement does not change, in any way, the nature of the proposals previously submitted for your approval. If you have already completed and returned a proxy, such proxy will continue to be valid, and you do not have to complete and return the enclosed proxy unless you wish to do so.

On behalf of the Board of Directors, I thank you for your continued support and look forward to seeing you at our January 21st meeting.

Sincerely,

/s/ Larry W. Brummett
Larry W. Brummett

Enclosure
                          --------------------------
                 100 West Fifth Street . Tulsa, OK 74103-4298
                      P.O. Box 871 . Tulsa, OK 74102-0871
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To the Holders of Common Stock of                             December 16, 1998
       ONEOK, Inc.

               Supplement to the Annual Meeting Proxy Statement
                          Mailed on November 30, 1998

  This Proxy Statement Supplement amends and modifies, and should be read in conjunction with, the Proxy Statement of ONEOK, Inc. dated November 30, 1998, furnished in connection with the Annual Meeting of Stockholders to be held January 21, 1999. Copies of the Annual Meeting Proxy Statement were previously furnished to holders of record of ONEOK Common Stock as of the close of business on November 24, 1998.

  AS NOTED BELOW, IF YOU HAVE ALREADY COMPLETED AND RETURNED A PROXY, SUCH PROXY WILL CONTINUE TO BE VALID AND YOU DO NOT HAVE TO COMPLETE AND RETURN A NEW PROXY.

PROPOSED ACQUISITION OF SOUTHWEST GAS CORPORATION

  On December 14, 1998, the Board of Directors of ONEOK, Inc. approved a proposed acquisition of Southwest Gas Corporation located in Las Vegas, Nevada. This transaction will substantially increase ONEOK's current customer base and will afford ONEOK growth opportunities in Nevada, Arizona, and California. The Board of Directors and management of ONEOK believe that this transaction is an important part of our strategy designed to position ONEOK as a leader in the diversified energy fields. The transaction is subject to approval by the shareholders of Southwest Gas and to certain regulatory approvals, and is expected to close within 12 to 18 months.

RECOMMENDATIONS OF THE BOARD

Proposal No. 1 - Election of Directors: The Board of Directors continues to recommend that stockholders vote FOR the Company's nominees for election as directors. The nominees are: Class B - William M. Bell, Douglas R. Cummings, Howard R. Fricke, and David L. Kyle; and Class A - Douglas T. Lake. The Proxy Statement previously furnished contains information concerning such individuals.

Proposal No. 2 - Proposal to Approve the Amendment to and Restatement of the Key Employee Stock Plan: The market value of a share of Common Stock on November 24, 1998, the latest practicable date before the initial mailing of the Annual Meeting Proxy Statement was $35.69. The Board of Directors continues to recommend that stockholders vote FOR the adoption of Proposal 2.

Proposal No. 3 - Ratification and Approval of KPMG Peat Marwick LLP as Independent Auditor of the Corporation for the 1999 Fiscal Year: The Board of Directors continues to recommend that stockholders vote FOR Proposal 3.

YOUR PROXY

If you previously completed and returned a proxy, such proxy continues to be valid and the shares represented thereby will be voted in accordance with the instructions indicated thereon and you do not need to complete a new proxy in order for your shares to be represented at the Annual Meeting, unless you wish to change your vote. A new proxy is enclosed for stockholders who have not previously completed and returned a proxy, or who have previously completed and returned a proxy and wish to change the voting instructions contained in such proxy.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU HAVE NOT PREVIOUSLY COMPLETED AND RETURNED A PROXY, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Deborah B. Barnes, Secretary